Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated April 23, 2026, relating to the consolidated financial statements, and financial statement schedules of Scorpio Gold Corporation. /s/ DAVIDSON & COMPANY LLP Chartered Professional Accountants Vancouver, Canada July 6, 2026 DAVIDSON & COMPANY LLP 1200-609 Granville Street PO BOX 10372, Pacific Centre Vancouver, BC V7Y IG6 604 687 0947 davidson-co.com